UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 11, 2007

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2007, Startech Environmental Corporation (the “Company”), entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, LP (“Cornell”). Pursuant to the SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the SEDA, Cornell will pay the Company 96% of the lowest closing bid price of the Company's common stock, as quoted by Bloomberg, L.P., on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the SEDA. Cornell's obligation to purchase shares of the Company's common stock under the SEDA is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the SEDA and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of the Company’s common stock for the five trading days immediately preceding the date the Company sends each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period. The Company paid to Newbridge Securities Corporation $5,000 as a placement agent fee under the Placement Agent Agreement relating to the SEDA.

Simultaneously with the execution of the SEDA, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cornell. Pursuant to the Purchase Agreement, the Company issued and sold to Cornell 833,333 restricted shares of common stock at a price per share of $2.40 and issued Class A Warrants and Class B Warrants (collectively, the “Warrants”), each Warrant entitling Cornell to purchase 833,333 shares of common stock at an exercise price per share of $3.40 and $4.40, respectively, for an aggregate purchase price of $2,000,000. The Warrants expire four years from the date of issuance. The Company also entered into a Registration Rights Agreement in connection with the Purchase Agreement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the Warrants. In connection with the Purchase Agreement, the Company paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Purchase Agreement, the Company issued to Cornell 833,333 shares of common stock and Warrants to purchase an aggregate of 1,666,666 shares of common stock, as more fully described above. Also in connection with the Purchase Agreement, the Company issued 41,666 shares of common stock to Cornell as part of the origination fee required to be paid in connection with the Purchase Agreement.

These issuances are exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Incorporated herein by reference are the following: Form of Securities Purchase Agreement (Exhibit 10.1), form of Class A Warrant (Exhibit 4.1), form of Class B Warrant (Exhibit 4.2), form of Registration Rights Agreement (Exhibit 10.2), form of Standby Equity Distribution Agreement (Exhibit 10.3), form of SEDA Registration Rights Agreement (Exhibit 10.4) and form of Placement Agent Agreement (Exhibit 10.5). The respective descriptions of the Securities Purchase Agreement, Class A Warrant, Class B Warrant, Registration Rights Agreement, Standby Equity Distribution Agreement, SEDA Registration Rights Agreement and Placement Agent Agreement contained herein are qualified in their entirety by the respective terms of each document incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

4.1	Form of Class A Warrant dated April 11, 2007 in favor of Cornell Capital Partners, LP

4.2	Form of Class B Warrant dated April 11, 2007 in favor of Cornell Capital Partners, LP

10.1	Form of Securities Purchase Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.2	Form of Registration Rights Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.3	Form of Standby Equity Distribution Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.4	Form of SEDA Registration Rights Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.5	Form of Placement Agent Agreement dated as of April 11, 2007 between the Company and Newbridge Securities Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007

                                                STARTECH ENVIRONMENTAL CORPORATION

                                                By: /s/ Peter J. Scanlon
                                                   Name: Peter J. Scanlon
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Class A Warrant dated April 11, 2007 in favor of Cornell Capital Partners, LP

4.2	Form of Class B Warrant dated April 11, 2007 in favor of Cornell Capital Partners, LP

10.1	Form of Securities Purchase Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.2	Form of Registration Rights Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.3	Form of Standby Equity Distribution Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.4	Form of SEDA Registration Rights Agreement dated as of April 11, 2007 between the Company and Cornell Capital Partners, LP

10.5	Form of Placement Agent Agreement dated as of April 11, 2007 between the Company and Newbridge Securities Corporation